Exhibit 10.05

PROMISSORY NOTE

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THIS SECURITY IS RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

$225,000                                                                                                                                                                                                                                                                          April 28, 2015

FOR VALUE RECEIVED, Energy Telecom, Inc., a Florida corporation (“Maker”) hereby promises to pay to the order of Thomas Rickards and/or his assignees (“Holder”), in lawful money of the United States of America, the principal amount of Two Hundred Twenty-Five Thousand Dollars & No Cents ($225,000.00) (the “Principal Amount”) upon the terms set forth in this note (this “Note”).

1.           Payment of Principal; Delivery of Shares. The Principal Amount hereof shall be due and payable forty-five (45) days from the date of execution and delivery of this Note (the “Maturity Date”) or such other date as agreed to in writing between the Maker and the Holder, in exchange for the delivery of shares of class A common stock and class B common stock of the Maker held by the Holder (collectively, the “Shares”). It is expressly understood and agreed that repayment of this Note is expressly conditioned up and subject to delivery of the Shares by the Holder, together with stock powers executed in blank.  This Note is being delivered in connection with the Resignation, Separation and Release Agreement, dated April 28, 2015, by and between the Maker and the Holder.

2.           Interest Rate.  This Note shall not bear interest prior to the Maturity Date.  After the Maturity Date, if not paid in full, the Principal Amount shall bear interest at the rate of 18% per annum.  Maker and Holder specifically intend and agree to limit contractually the amount of interest payable under this Note and all other instruments and agreements related hereto to the maximum amount of interest lawfully permitted to be charged under applicable law.  “Applicable law” as used in this paragraph means that law in effect from time to time which lawfully permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated, including laws of the State of Florida and of the United States of America; and “maximum rate” as used in this paragraph means, with respect to the indebtedness evidenced hereby, the maximum lawful, nonusurious rate of interest (if any) which under applicable law Holder is permitted to charge from time to time with respect to such indebtedness.

3.           Waivers by Maker.  Except as expressly otherwise provided herein, the Maker waives presentment for payment, demand, notice of non-payment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that its liability shall be unconditional without regard to the liability of any other party.  The Maker further agrees that it shall not assert any right of set-off or counterclaim it might have against the Holder in connection with the enforcement by Holder of its rights hereunder. The Maker further waives any and all right to trial by jury in any controversy or suit relating to this Note.

4.           Waivers by Holder.  The Holder shall not be deemed, by any act or omission, to have waived or relinquished any of the Holder's rights or remedies hereunder, unless such waiver or relinquishment is in writing and signed by the Holder and then only to the extent specifically set forth in such writing. A waiver or relinquishment of any right or remedy with respect to one event of default hereunder shall not be construed as continuing nor as a bar to or waiver or relinquishment of any right or remedy with respect to a subsequent event of default hereunder.

5.           Governing Law.  This Note shall be deemed to have been made under, and the rights and obligations of the parties hereto shall be construed as to both validity and performance, and enforced in accordance with and governed by, the laws of the State of Florida, without giving effect to the conflicts of laws provisions thereof.

6.           Binding Effect.  This Note shall be binding upon, and inure to the benefit of, the Holder and its respective assigns and successors. This written Note represents the final agreement between the parties with respect to the contents hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties

7.           Enforcement of Note.  The Maker shall pay on demand all expenses incurred or sustained by Holder and its assigns in connection with the enforcement or protection of their rights under this Note, including all costs of collection and the reasonable fees and disbursements of counsel.

8.           Severability.  Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Note shall be prohibited by or deemed invalid under applicable law, such provision shall, to the fullest extent permitted by law, be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

9.           Assignment.  This Note, and the rights and obligations hereunder, may be assigned by either party without the consent of the other party upon written notice to the other party.

[Signatures appear on next page]

IN WITNESS WHEREOF, the Maker has caused this Note to be executed, on its behalf, by its duly authorized officer as of the day and year first above written.

MAKER: Energy Telecom, Inc., a Florida corporation By: Name: Mohit Bhansali Title: President

HOLDER: THOMAS RICKARDS